As filed with the Securities and Exchange Commission on August 10, 2009	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

750 Lexington Avenue, 25th Floor

New York, New York 10022

(Address of Principal Executive Offices)

SCIENTIFIC GAMES CORPORATION

2003 INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Ira H. Raphaelson, Esq.

Scientific Games Corporation

750 Lexington Avenue, 25th Floor

New York, New York 10022

(Name and Address of Agent for Service)

(212) 754-2233

(Telephone Number, Including Area Code,

of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share (“Class A Common Stock”)	2,000,000	$18.08	(2)	$36,160,000	$2,017.73

(1)          This registration statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) to register 2,000,000 shares of Class A Common Stock which may be issued under the Registrant’s 2003 Incentive Compensation Plan, as amended and restated (as the same may be further amended from time to time, the “2003 Incentive Compensation Plan”).

(2)          Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sales prices for the Class A Common Stock reported on the Nasdaq Global Select Market on August 5, 2009, which is within five (5) business days prior to the date of this Registration Statement.

SCIENTIFIC GAMES CORPORATION

REGISTRATION STATEMENT ON FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering 2,000,000 shares of Class A Common Stock of the Registrant for offer and sale under the 2003 Incentive Compensation Plan.  The contents of the Registrant’s Registration Statement on Form S-8 as filed with the Commission on October 31, 2003 (File No. 333-110141), Registration Statement on Form S-8 as filed with the Commission on May 12, 2006 (File No. 333-134043) and Registration Statement on Form S-8 as filed with the Commission on March 2, 2009 (File No. 333-157638) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description

5.1	Opinion of counsel as to validity of the shares of Class A Common Stock covered by this Registration Statement.

10.1	2003 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 19, 2009).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.

23.3	Consent of counsel (included in Exhibit 5.1 above).

24.1	Power of Attorney (contained in Signature Page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 10th day of August, 2009.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Scientific Games Corporation, hereby severally constitute and appoint Joseph R. Wright, Ira H. Raphaelson and Jeffrey S. Lipkin, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the plan listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable Scientific Games Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 10, 2009 in the capacities indicated.

Signature	Title

/s/ Joseph R. Wright	Chief Executive Officer, Vice Chairman of the Board,
Joseph R. Wright	and Director (principal executive officer)

/s/ Jeffrey S. Lipkin	Vice President and Chief Financial Officer
Jeffrey S. Lipkin	(principal financial officer)

/s/ Stephen L. Gibbs	Vice President, Chief Accounting Officer and Corporate
Stephen L. Gibbs	Controller (principal accounting officer)

/s/ A. Lorne Weil	Chairman of the Board and Director
A. Lorne Weil

/s/ Peter A. Cohen	Director
Peter A. Cohen

/s/ Gerald J. Ford	Director
Gerald J. Ford

Director
J. Robert Kerrey

Director
Ronald O. Perelman

/s/ Michael J. Regan	Director
Michael J. Regan

/s/ Barry F. Schwartz	Director
Barry F. Schwartz

Director
Eric M. Turner

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of counsel as to validity of the shares of Class A Common Stock covered by this Registration Statement.

10.1	2003 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 19, 2009).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.

23.3	Consent of counsel (included in Exhibit 5.1 above).

24.1	Power of Attorney (contained in Signature Page hereto).